SUB ITEM 77I

The MFS Municipal Income Fund, a series of MFS Municipal Series Trust, established a new class of shares (Class I Shares) as described in the prospectus contained in Post-Effective Amendment No. 52 to the Registration Statement for MFS Municipal Series Trust (File Nos. 2-92915 and 811-4096), as filed with the Securities and Exchange Commission via EDGAR on July 28, 2011, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.


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                                SUB ITEM 77Q1(A)

Appendix A, dated June 21, 2011 to the Master Amended and Restated By-Laws for MFS Municipal Series Trust dated January 1, 2002 as revised through August 22, 2007, is contained in Post-Effective Amendment No. 80 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on June 30, 2011, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

                                SUB ITEM 77Q1(D)

An Amendment, dated July 15, 2011, to the Amended and Restated Declaration of Trust of MFS Municipal Series Trust, dated December 16, 2004, is contained in Post-Effective Amendment No. 52 to the Registration Statement for MFS Municipal Series Trust (File Nos. 2-92915 and 811-4096), as filed with the Securities and Exchange Commission via EDGAR on July 28, 2011 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.